UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2030 Main Street, Suite 1500

Irvine, California 92614

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (949) 526-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 of this Current Report on Form 8-K, at the 2015 Annual Meeting of stockholders of Aerie Pharmaceuticals, Inc. (the “Company”) held on April 10, 2015 (the “2015 Annual Meeting of Stockholders”), the Company’s stockholders approved the adoption of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Plan”). A summary of the material terms of the Omnibus Plan is included in the Company’s proxy statement which was filed with the Securities and Exchange Commission on February 27, 2015 (the “Proxy Statement”). The summary of the Omnibus Plan contained in the Proxy Statement is incorporated by reference into this Item 5.02(e) and qualified in its entirety by reference to the actual text of the Omnibus Plan, a complete copy of which is filed as an appendix to the Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders, the Company’s stockholders voted on (1) the election of two nominees named as Directors to serve on the Board of Directors for a three-year term, (2) the approval of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The table below sets forth the number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s stockholders.

	Votes For	Votes Withheld	Broker Non-Votes
Proposal 1: Election of Directors
Murray A. Goldberg	16,023,785	2,843,082	3,083,202
Geoffrey Duyk, MD, PhD	15,960,888	2,905,979	3,083,202

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: Approval of the Aerie Pharmaceuticals, Inc. Amended and Restated Omnibus Incentive Plan	14,167,735	4,675,064	24,068	3,083,202

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3: Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	21,799,282	125,505	25,282	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: April 15, 2015	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer